SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2008
  IONA Technologies PLC
(Exact Name of Registrant as Specified in its Charter)
            Ireland
(State or Other Jurisdiction of Incorporation)

000-29154	N/A

(Commission File Number)	(IRS Employer Identification No.)

The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland	N/A

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 353 1 637 2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2008, the Compensation Committee of the Board of Directors of IONA Technologies PLC (the “Company”) approved the Senior Management Team Bonus Plan (the “Plan”) for, among others, the Company’s principal executive officer, principal financial officer and other executive officers.  The Plan provides for annual target bonus amounts based upon the attainment of performance targets that are established by the Compensation Committee for the relevant fiscal year, and relate to financial metrics with respect to the Company or any of its subsidiaries, including, but not limited to, the following: revenue, operating income and specific strategic operational goals for the relevant fiscal year.  Additionally, the plan provides that each executive eligible to receive a bonus under the Plan shall have a targeted bonus opportunity for each performance period.  Pursuant to the Plan, performance goals will be measured at the end of each performance period after the Company’s financial reports have been released.  Bonus amounts, if any, will be paid within sixty (60) days thereafter.
The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

	10.1	Senior Management Team Bonus Plan of IONA Technologies PLC, filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONA Technologies PLC
February 21, 2008	By:	/s/ Christopher M. Mirabile
Christopher M. Mirabile
Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Management Team Bonus Plan of IONA Technologies PLC, filed herewith.